UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2026

XCF GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42687	33-4582264
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Blvd.,

Floor 18, Suite 164

Houston, Texas 77056

(Address of principal executive offices) (Zip Code)

(346) 630-4724

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SAFX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Unless otherwise stated herein or unless the context otherwise requires, the terms “we,” “us,” “our” and the “Company” refer to XCF Global, Inc., a Delaware corporation. Terms used in this Current Report on Form 8-K but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meanings given to such terms in the definitive joint proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) by the Company on July 31, 2026, as supplemented by Supplement No. 1 filed with the SEC on September 14, 2026 (as supplemented, the “Proxy Statement/Prospectus”), and such definitions are incorporated herein by reference. This Current Report on Form 8-K also incorporates by reference certain information from reports and other documents that were previously filed with the SEC, including certain information from the Proxy Statement/Prospectus. To the extent there is a conflict between the information contained in this Current Report on Form 8-K and the information contained in such prior reports and documents that has been incorporated by reference herein, the information in this Current Report on Form 8-K controls.

On April 13, 2026, the Company, DevvStream Corp., an Alberta corporation (“DevvStream Alberta”), Southern Energy Renewables Inc., a Louisiana corporation (“Southern Energy”), Southern Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Southern Merger Sub”), and DevvStream Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“DevvStream Merger Sub”), entered into a business combination agreement (as amended by Amendment No. 1, dated as of September 14, 2026, the “BCA”), pursuant to which the Company agreed to acquire Southern Energy and DevvStream in a series of transactions (collectively, the “Business Combination”). On October 16, 2026 (the “Closing Date”), the parties to the BCA announced the completion of the Business Combination. The terms of the BCA provided that the Business Combination would be completed in three steps, with (i) DevvStream Alberta continuing out of the Province of Alberta and domesticating as DevvStream Legacy Corp., a Delaware corporation (“DevvStream”) (such step, the “Domestication”), consummated on October 15, 2026, (ii) DevvStream Merger Sub merging with and into DevvStream (the “DevvStream Merger”), consummated on October 16, 2026, and (iii) Southern Merger Sub merging with and into Southern Energy and (the “Southern Merger” and, together with the DevvStream Merger, the “Mergers”), consummated on October 20, 2026, with each of Southern Energy and DevvStream surviving as a direct wholly owned subsidiary of the Company.

Pursuant to the terms of the BCA:

(a) in connection with the consummation of the DevvStream Merger ,(the “Effective Time”), (i) all of the issued and outstanding common shares of DevvStream immediately prior to the Effective Time (other than excluded shares) were converted into the right to receive 1.1919 (the “DevvStream Exchange Ratio”) shares of the Company’s Class A common stock, par value $0.0001 per share (“XCF Global Common Shares”) per DevvStream share or an aggregate of 62,253,004 XCF Global Common Shares, equal to approximately 14.99% of the aggregate number of XCF Global Common Shares issued and outstanding immediately prior to the Effective Time, such that the former holders of DevvStream shares hold approximately 10.43% of the XCF Global Common Shares immediately following the consummation of the Mergers, and (ii) each issued and outstanding DevvStream warrant, option and restricted stock unit covered by the BCA was assumed by the Company and converted into a new XCF warrant, option and restricted stock unit, as applicable, with the number of shares and the exercise or conversion price, as applicable, adjusted by the DevvStream Exchange Ratio in accordance with the BCA; and

(b) in connection with the consummation of the Southern Merger, all of the issued and outstanding shares of Southern Energy immediately prior to the Effective Time (other than shares held in treasury) were converted into 119,397,857 XCF Global Common Shares, equal to approximately 28.75% of the aggregate number of XCF Global Common Shares issued and outstanding immediately prior to the Effective Time, such that the former holders of Southern Energy shares hold approximately 20% of the XCF Global Common Shares following consummation of the Mergers.

As of the closing of the Business Combination and after giving effect to the Mergers, the Company had approximately 596 million XCF Global Common Shares outstanding. The issuance of the shares of XCF Global Common Shares in the Business Combination was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-4 (Registration No. 333-296774), which was declared effective by the SEC on July 31, 2026, as amended by the filing of the Company’s registration statement on Form S-4 pursuant to Rule 462(b) under the Securities Act.

Item 1.01. Entry into a Material Definitive Agreement.

Indemnification Agreements

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 1.01. On the Closing Date, the Company entered into indemnification agreements (the “Indemnification Agreements”) with each of Chad J. Langley, John Wharton and Carl Stanton, who became directors of the Company upon the closing of the Business Combination. Each Indemnification Agreement provides for indemnification and advancements by the Company, subject to the limitations and exclusions provided therein, of certain expenses, including attorneys’ fees, judgments, fines and settlement amounts, incurred by the director in any action or proceeding arising out of his services as one of the Company’s directors or any other company or enterprise to which he is or was serving or providing services at the Company’s request. The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, a form of which is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under the caption “Relationships and Related Person Transactions” in Item 5.02 of this Current Report on Form 8-K, regarding the Termination and Settlement Agreement and the termination of the Consulting Agreement, is incorporated by reference into this Item 1.02. The Company did not incur any early termination penalties in connection with the termination of the Consulting Agreement, other than the payment described therein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01. In addition, the material terms of the Business Combination are described in greater detail in the Proxy Statement/Prospectus in the section titled “The Business Combination” beginning on page 80 thereof, which is incorporated into this Item 2.01 by reference. The Company’s stockholders considered and approved, among other matters, the issuance of XCF Global Common Shares in the Business Combination at a special meeting of the Company’s stockholders held on October 5, 2026, and DevvStream’s shareholders approved the Business Combination and the Domestication at a special meeting of DevvStream’s shareholders held on September 17, 2026. The Business Combination was subsequently completed on October 16, 2026.

The businesses of Southern Energy and DevvStream are described in the Proxy Statement/Prospectus in the sections titled “Information About Southern Energy” and “Information About DevvStream” beginning on pages 285 and 243 thereof, respectively, and that information is incorporated into this Item 2.01 by reference.

Following the closing of the Business Combination, DevvStream’s common shares ceased to be quoted on the over-the-counter market, and the XCF Global Common Shares continue to trade on The Nasdaq Stock Market LLC under the symbol “SAFX.”

Prior to the Business Combination, entities controlled by Majique Ladnier, the Company’s largest stockholder, held all of the outstanding shares of Southern Energy and certain DevvStream common shares, and certain of the Company’s directors and their affiliates had relationships with DevvStream. These relationships are described in the Proxy Statement/Prospectus in the sections titled “Certain Relationships and Related Person Transactions of XCF Global” and “Interests of XCF Global’s and DevvStream’s Directors and Executive Officers in the Business Combination” beginning on pages 234 and 298 thereof, respectively, which are incorporated into this Item 2.01 by reference.

The foregoing description of the BCA does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, copies of which are incorporated by reference as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the “Introductory Note” and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. As a result of the Business Combination, the former holders of Southern Energy shares and DevvStream common shares became holders of XCF Global Common Shares. The material terms of the Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws and the general effect upon the rights of holders of the Company’s securities are described in the Proxy Statement/Prospectus in the sections “Description of XCF Global Capital Stock” and “Comparison of Rights of DevvStream Shareholders and XCF Global Stockholders” beginning on pages 311 and 321 thereof, respectively, which are incorporated herein by reference.

On October 16, 2026, in connection with the completion of the Business Combination, the Company and Continental Stock Transfer & Trust Company entered into a Warrant Agreement providing for the Company’s assumption of the DevvStream warrants. A copy of the Warrant Agreement is included as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As previously reported in the Company’s Current Report on Form 8-K filed on October 6, 2026, on October 5, 2026, the Company amended its Amended and Restated Certificate of Incorporation to increase the number of authorized XCF Global Common Shares from 500,000,000 to 1,700,000,000. A copy of the certificate of amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Executive Officers

Effective upon completion of the Business Combination, Chad J. Langley, John Wharton and Carl Stanton, who were elected by the Company’s stockholders on October 5, 2026, became directors of the Company. Pursuant to the BCA, following the closing of the Business Combination, the board of directors of the Company (the "Board") consists of seven (7) directors, comprised of: (A) four (4) directors designated by XCF (Christopher Cooper, Wray Thorn, Sanford Cockrell and Si-Yeon Kim), (B) two (2) directors designated by Southern (Chad J. Langley and John Wharton), and (C) one (1) director designated by DevvStream (Carl Stanton). In addition, Christopher Cooper continues to serve as Chief Executive Officer of the Company.

Effective upon completion of the Business Combination, the Board appointed Sanford Cockrell (chair), Chad J. Langley and Si-Yeon Kim to the Audit Committee; Chad J. Langley, John Wharton and Sanford Cockrell to the Compensation Committee; Si-Yeon Kim (chair), Sanford Cockrell and John Wharton to the Nominating and Governance Committee; and Wray Thorn (chair), Chad J. Langley, Carl Stanton and Sanford Cockrell to the Finance Committee.

The information set forth in the Proxy Statement/Prospectus in the section titled “Information About XCF Global Upon Completion of the Business Combination” beginning on page 304 thereof, and in the sections referenced in Item 2.01 of this Current Report on Form 8-K regarding related person transactions and interests in the Business Combination, is incorporated herein by reference.

Appointment of President and Chief Financial Officer

The Board appointed Wray T. Thorn, a member of the Board, as President and Chief Financial Officer (“CFO”) of the Company, effective October 19, 2026, to serve at the pleasure of the Board until his successor is duly elected and qualified or until his earlier death, resignation or removal. As CFO, Mr. Thorn will serve as the Company’s principal financial officer. Mr. Thorn will continue to serve as a member of the Board.

In connection with Mr. Thorn’s appointment, Harvey Schnitzer ceased to serve as the Company’s CFO, effective October 19, 2026. Mr. Schnitzer’s departure from the position of CFO was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company and the Board thank Mr. Schnitzer for his leadership and service as CFO. Mr. Schnitzer is transitioning to the role of Director of Integration and will lead efforts to bring together XCF’s expanding organization and advance integration priorities across the business.

Mr. Thorn, age 55, has served as a director of the Company, including as Chair of the Finance Committee of the Board, since the closing of the Company’s business combination with Focus Impact BH3 Acquisition Company in June 2025. Mr. Thorn has more than three decades of experience as a business builder, investment leader, chief investment officer and lead board member, with significant expertise in investment firm building and leadership, complex direct and indirect private investing, global corporate financing and capital formation, risk management frameworks and corporate shareholder value creation. He has been a Partner and Co-Founder of Focus Impact Partners, LLC since 2021 and, before that business combination closed, served as Chief Investment Officer and a director of Focus Impact BH3 Acquisition Company. He has also served as Chief Investment Officer of Focus Impact Acquisition Corp. Since 2021, Mr. Thorn has also been the Founder and Chief Executive of Clear Heights Capital, and he currently serves on the boards of DevvStream Corp. and Skipper Pets, Inc. From 2012 to 2021, he was a Managing Director and Chief Investment Officer – Private Investments at Two Sigma Investments, where he built and led the firm’s private equity (Sightway Capital), venture capital (Two Sigma Ventures) and impact (Two Sigma Impact) investment businesses, growing them to approximately $4 billion in assets under management and approximately 90 team members, and was a leader in the creation of Hamilton Insurance Group. At Sightway Capital, Mr. Thorn led the building of more than 15 platform companies in sub-verticals of transportation, infrastructure, financial services, energy and real assets.

Prior to joining Two Sigma Investments in 2012, Mr. Thorn was a Senior Managing Director with Marathon Asset Management, a Director with Fox Paine & Co. and a Principal at Dubilier & Co., and he began his career in the Acquisition Finance Group at Chemical Bank (now J.P. Morgan). Over the course of his career, Mr. Thorn has participated in approximately 300 acquisitions, corporate financings, fundraisings and other principal transactions representing more than $32 billion in aggregate consideration, and he has served on the boards, advisory boards and committees of approximately 45 businesses and investment funds. Mr. Thorn also serves as Co-Chair of the Board of Youth, INC, as Vice Chair of the Board and Chair of the Investment Committee of Futures and Options, and as a Trustee of the Randall’s Island Park Alliance.

Thorn Employment Agreement

In connection with his appointment, the Company and Mr. Thorn entered into an Employment Agreement, dated as of October 19, 2026 (the “Thorn Employment Agreement”). Under the Thorn Employment Agreement, Mr. Thorn will serve as President and CFO, reporting to the Chief Executive Officer and the Board. Mr. Thorn will receive an annualized base salary of $750,000. He is eligible for an annual bonus with a target of 100% of base salary, with payouts above and below target based on goals approved by the Board, and he may elect to receive the bonus in cash or stock, subject to limits set by the Board or the Compensation Committee. Mr. Thorn will be eligible for a grant of restricted stock under the Company’s 2025 Equity Incentive Plan (the “2025 Plan”) equal to 3% of the fully diluted ownership of the Company. The award vests ratably in quarterly installments over four years, with accelerated vesting on a termination without cause or a resignation for good reason, and is subject to the availability of shares under the 2025 Plan. Mr. Thorn may continue to engage in certain outside business and charitable activities, provided they do not materially interfere with his duties, create a conflict of interest or violate applicable law or Company policy. He is eligible to participate in the Company’s benefit plans available to senior executives, including the 2025 Employee Stock Purchase Plan, and is entitled to 25 days of paid time off per year and reimbursement for first-class domestic and business-class international travel. If Mr. Thorn’s employment is terminated by the Company without cause or he resigns for good reason, he will receive (i) 12 months of base salary, payable in installments, (ii) any unpaid prior-period annual bonus, prorated, and (iii) up to 12 months of Company-paid COBRA premiums. If such a termination occurs within three months before or twelve months after a change in control, he will instead receive (i) a lump-sum payment equal to 150% of base salary, (ii) any unpaid prior-period annual bonus, (iii) full vesting of all outstanding equity awards, with performance-based awards deemed achieved in full, and (iv) the COBRA benefits described above. Severance is conditioned on a release of claims and continued compliance with restrictive covenants, including 24-month post-termination customer and employee non-solicitation covenants. The agreement also contains a “best net” Section 280G provision, under which the Board may approve a limited gross-up in certain circumstances, and subjects his compensation to the Company’s clawback policy. The foregoing description of the Thorn Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Thorn Employment Agreement.

Relationships and Related Person Transactions

Mr. Thorn is a Partner and Co-Founder of Focus Impact Partners, LLC (“Focus Impact Partners”). The Company is party to a strategic consulting agreement with Focus Impact Partners (the “Consulting Agreement”), under which Focus Impact Partners receives an annual consulting fee of $1,500,000, payable in monthly installments of $125,000, plus additional fees for certain transactions as mutually agreed. On October 22, 2026, the Company and Focus Impact Partners entered into a Termination and Settlement Agreement (the “Termination and Settlement Agreement”), pursuant to which (i) the Consulting Agreement was terminated effective as of October 19, 2026, and (ii) in settlement and full satisfaction of the Company’s obligations under the Consulting Agreement, the Company will pay to Focus Impact Partners in cash the remuneration accrued under the Consulting Agreement from June 30, 2026 through October 19, 2026, totaling $456,164.

The foregoing description of the Termination and Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination and Settlement Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Except as described above, there are no arrangements or understandings between Mr. Thorn and any other persons pursuant to which he was selected as an officer. Mr. Thorn does not have any family relationships with any director or executive officer of the Company, and, except as described above, there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Cooper Employment Agreement; Appointment as Chairman of the Board

On October 19, 2026, the Company and Christopher A. Cooper, the Company’s Chief Executive Officer, entered into a new Employment Agreement (the “Cooper Employment Agreement”), which supersedes Mr. Cooper’s prior employment agreement dated November 7, 2025, and the Board appointed, or confirmed the appointment of, Mr. Cooper as Chairman of the Board. Under the Cooper Employment Agreement, Mr. Cooper will serve as Chairman of the Board and Chief Executive Officer, reporting to the Board, and will receive an annualized base salary of $750,000 (increased from $500,000) and be eligible for an annual bonus with a target of 100% of base salary. Mr. Cooper will be eligible for a grant of restricted stock under the 2025 Plan equal to 3% of the fully diluted ownership of the Company, vesting ratably in quarterly installments over four years, with accelerated vesting on a termination without cause or a resignation for good reason, which replaces his prior stock option grant equal to 2% of fully diluted ownership. The severance, change in control, restrictive covenant, Section 280G and clawback provisions of the Cooper Employment Agreement are substantially the same as those described above for Mr. Thorn. The foregoing description of the Cooper Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooper Employment Agreement.

2025 Equity Incentive Plan Amendment

As previously reported in the Company’s Current Report on Form 8-K filed on October 6, 2026, at the special meeting held on October 5, 2026, the Company’s stockholders approved an increase in the number of XCF Global Common Shares reserved for issuance under the 2025 Plan from 14,557,181 to 80,000,000.

Indemnification Agreements

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 16, 2026, the Company issued a press release announcing completion of the Business Combination. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 22, 2026, the Company issued a press release announcing the CFO appointment. A copy of the press release is furnished as exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report is required to be filed.

(b) Pro forma financial information

The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report is required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1+	Business Combination Agreement, dated as of April 13, 2026, by and among XCF Global, Inc., DevvStream Corp., Southern Energy Renewables Inc., Southern Merger Sub Inc. and DevvStream Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 14, 2026).
2.2	Amendment No. 1 to the Business Combination Agreement, dated as of September 14, 2026, by and among XCF Global, Inc., DevvStream Corp., Southern Energy Renewables Inc., Southern Merger Sub Inc., DevvStream Merger Sub Inc., EEME Energy SPV I LLC and GL PART SPV I, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 14, 2026).
3.1	Amended and Restated Certificate of Incorporation of XCF Global, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 12, 2025).
3.2	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on October 5, 2026 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 6, 2026).
3.3	Amended and Restated Bylaws of XCF Global, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 12, 2025).
4.1*	Warrant Agreement between the Company and Continental Stock Transfer & Trust Company, dated October 16, 2026.
10.1	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.55 to the Company’s Current Report on Form 8-K filed on June 12, 2025).
10.2*	Amendment to the XCF Global, Inc. 2025 Equity Incentive Plan implementing the approved share reserve increase
10.3*	Termination and Settlement Agreement, dated as of October 22, 2026, by and between XCF Global, Inc. and Focus Impact Partners, LLC.
99.1*	Press release announcing completion of the Business Combination, dated October 16, 2026.
99.2*	Press release announcing the CFO, dated October 22, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished herewith.

+	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2026

XCF GLOBAL, INC.

By:	/s/ Christopher Cooper
Name:	Christopher Cooper
Title:	Chief Executive Officer